Exhibit 99.1

ANTARES PHARMA REPORTS SECOND QUARTER 2016

OPERATING AND FINANCIAL RESULTS

SIGNIFICANT GROWTH IN PRODUCT SALES DRIVE SECOND QUARTER RESULTS

EWING, NJ, August 9, 2016 -- Antares Pharma, Inc. (NASDAQ: ATRS) today reported operating and financial results for the second quarter ended June 30, 2016.  The Company reported revenue of $12.2 million and a net loss per share of $0.04 for the second quarter and revenue of $24.5 million and a net loss of $0.09 per share for the first half of 2016.  Product sales, which represent sales of our proprietary products and devices or device components to our partners, rose to $8.7 million for the three months ended June 30, an increase of 49% compared to the second quarter of 2015.

“The Company reported another solid quarter of top-line results which included growth in Otrexup revenue and the delivery of significant quantities of sumatriptan injection USP to our commercial partner Teva,” said Robert F. Apple, President and Chief Executive Officer of the Company.  “In addition to the growth in product sales, I’m also pleased to report that development revenue nearly tripled versus last quarter as we continue to make progress on three important development projects including exenatide and teriparatide with our partner Teva and Makena with our partner AMAG.  We believe that this continued quarterly increase in development revenue will ultimately translate into future product and royalty revenue assuming approval of these alliance projects.”

Second Quarter 2016 and Recent Highlights

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Reported quarterly revenues of $12.2 million including $3.8 million in OTREXUP™ sales, $2.9 million in revenues generated from the delivery of sumatriptan injection single-dose, auto injectors to Teva Pharmaceutical Industries, Ltd. (Teva) and $1.0 million of epinephrine devices to Teva, bringing the cumulative total of pre-launch shipments of these devices to approximately $17.0 million.

•	Jointly announced with Teva the commercial availability of sumatriptan injection USP 4 mg and 6 mg for the treatment of acute migraine with or without aura, and acute cluster headaches in adults.

•	Increased the number of OTREXUP™ prescriptions by 16% versus the second quarter of 2015, and 9% versus the first quarter of 2016.

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Announced the last patient had been treated in the QST-15-005 supplemental safety study for VIBEX® QuickShot® Testosterone (QST).  Data is due to be reported in the third quarter of 2016 and we continue our efforts to prepare the New Drug Application (NDA) for QST and expect to submit the NDA to the FDA by the end of the fourth quarter of 2016.

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Announced Teva’s settlement of the patent litigation with AstraZeneca and Amylin Pharmaceuticals for the generic version of BYETTA® and a potential launch date of October 15, 2017, pending FDA approval.

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Disclosed the “Pen 1” development project with Teva relates to a generic form of Forteo® (teriparatide [DNA origin] injection), which is an injectable treatment for osteoporosis in postmenopausal women and men at high risk for fracture and for glucocorticoid induced osteoporosis in men and postmenopausal women.  Teva’s ANDA was accepted by the FDA and Eli Lilly and Company filed a patent infringement lawsuit against Teva in response to their paragraph IV certification.  Teriparatide represents the second ANDA utilizing Antares’ multi-dose pen technology.  Based on available information, Antares believes that Teva may be the “first applicant” to file an ANDA for a generic equivalent of Forteo® and, should Teva’s ANDA be approved, may be entitled to 180 days of generic market exclusivity.

Second Quarter and First Half Financial Results

Total revenue was $12.2 million for the three months ended June 30, 2016, compared to $14.4 million for the comparable period in 2015.   For the six months ended June 30, 2016, total revenue was $24.5 million, compared to total revenue of $22.8 million for the six months ended June 30, 2015. During the second quarter of 2015, $5.1 million in previously deferred licensing revenue was recognized due to the termination of the promotion and license agreement with LEO Pharma A/S, while no revenues related to LEO were recognized in 2016.

Product sales represent sales of our proprietary products and devices or device components to our partners.  Product sales were $8.7 million for the three months ended June 30, 2016, compared to $5.8 million for the comparable period in 2015, and totalled $19.5 million for the six months ended June 30, 2016 compared to $10.5 million in the same period of 2015.  The increase in product sales for the three and six months ended June 30, 2016 over the comparable periods of 2015 was primarily driven by the shipment of sumatriptan injection USP to Teva, the sale of pre-launch quantities of epinephrine auto injectors to Teva and continued growth of OTREXUP™.

Development revenue represents amounts earned under arrangements with partners in which we develop new products on their behalf.  Frequently, we receive payments from our partners that are initially deferred and recognized as revenue over a development period or upon completion of defined deliverables.  Development revenue was $3.3 million and $4.4 million for the three and six months ended June 30, 2016, respectively, compared to $3.0 million and $5.4 million for the comparable periods in 2015.

Licensing revenues represent the amounts recognized from up-front or milestone payments received from partners that are initially deferred and recognized over the life of our agreements.  Licensing revenue was $39 thousand for the three months ended June 30, 2016, compared to $5.2 million for the comparable period in 2015. Licensing revenue for the first half of 2016 totalled $89 thousand compared to $6.1 million for the first half of 2015. The decrease in licensing revenue is primarily related to payments previously received and deferred from LEO Pharma A/S that were fully recognized upon termination of our agreement in June 2015.

Royalty revenue is recognized primarily from the in-market sales of products sold by our partners.  Royalty revenue was $0.2 million for the three months ended June 30, 2016, compared to $0.4 million for the comparable period in 2015. Royalty revenue for the first half of 2016 totalled $0.6 million compared to $0.8 million for the first half of 2015.

Total gross profit decreased in the second quarter of 2016 to $4.9 million compared to $9.7 million in the comparable period in 2015. Total gross profit for the first half of 2016 was $10.5 million as compared to $14.4 million in the first half of 2015. The decreases were primarily driven by the payments previously received and deferred from LEO Pharma A/S that were fully recognized as revenue and gross profit upon termination of our agreement in June 2015.

Total operating expenses were $11.0 million in the second quarter of 2016 compared to $11.2 million in the comparable period in 2015. Total operating expenses for the six months ended June 30, 2016 were approximately $24.2 million as compared to $22.6 million for the comparable period in 2015.

Net loss was approximately $6.1 million and $13.7 million for the second quarter and first half of 2016, respectively, compared to $1.5 million and $8.3 million for the comparable periods in 2015.

At June 30, 2016, cash and investments totalled approximately $36.6 million compared to approximately $47.9 million at December 31, 2015.

Conference Call, Call Replay and Webcast

Antares Executives will provide a Company update and review second quarter 2016 operating and financial results via webcast and conference call on Tuesday, August 9, 2016, at 8:30 a.m. ET (Eastern Time). The webcast of the conference call, which will include a slide presentation, can be accessed through the link located on the “ATRS Investor Information” section of the Company’s website (www.antarespharma.com) under the “Webcast” tab. Alternatively, callers may participate in the audio portion of the conference call by dialing 1-877-719-9786 (US), or 1-719-325-4898 (International).  Callers should reference the Antares Pharma conference call or conference identification code 4559398. Callers can access the slide presentation on the “ATRS Investor Information” section of the Company’s website under the “Presentations” tab. Webcast and

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telephone replays of the conference call will be available from 11:30 a.m. ET on Tuesday, August 9, 2016 through 11:30 a.m. ET on Wednesday, August 24, 2016. To access the replay, callers should dial 1-866-375-1919 and enter passcode 4559398.

About Antares Pharma

Antares Pharma focuses on self-administered parenteral pharmaceutical products. The Company’s product, OTREXUP™ (methotrexate) injection for subcutaneous use, is approved in the U.S. for the treatment of adults with severe active rheumatoid arthritis, children with active polyarticular juvenile idiopathic arthritis and adults with severe recalcitrant psoriasis. The Company and Teva Pharmaceutical Industries, Ltd. (Teva) recently announced the U.S. commercial launch of VIBEX® Sumatriptan Injection USP for the acute treatment of migraine and cluster headache.  Antares Pharma is also developing QuickShot® Testosterone for testosterone replacement therapy. The Company's technology platforms include VIBEX® disposable auto injectors, disposable multi-use pen injectors and reusable needle-free injectors. Antares Pharma has a multi-product deal with Teva that includes VIBEX® epinephrine, exenatide multi-dose pen, and teriparatide multi-dose pen.  Our reusable needle-free injector for use with human growth hormone (hGH) is sold worldwide by Ferring B.V.  The Company is also working with AMAG Pharmaceuticals on a subcutaneous method of administering Makena, a progesterone product indicated for use in lowering the risk of pre-term birth.  For more information, visit www.antarespharma.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described.  Factors that may cause such differences include, but are not limited to: Teva’s ability to successfully commercialize VIBEX® Sumatriptan Injection USP and the amount of revenue from the same; continued growth of prescriptions and sales of OTREXUP™; the timing and results of the phase 3 studies for QuickShot® Testosterone (QST) and acceptance of the data by the U.S. Food and Drug Administration (“FDA”); the timing and Company’s ability to successfully complete a New Drug Application (“NDA”) for QST, acceptance of the NDA for QST by the FDA and approval of the same by the FDA; FDA action with respect to Teva’s Abbreviated New Drug Application (“ANDA”) filed for the Exenatide pen (generic version of Byetta) and future revenue from the same; Teva’s ability to adequately and timely respond to the Complete Response Letter received from the FDA for the VIBEX® epinephrine pen ANDA and approval by the FDA of the same, the timing and therapeutic equivalence rating thereof, and any future purchase orders and revenue pre or post FDA approval;; the outcome of the pending patent litigation between Teva Teva and Eli Lilly and Company regarding the Teriparatide multi-dose pen (generic version of Forteo) ; the timing and approval by the FDA of Teva’s ANDA for the Teriparatide multi-dose pen and any future revenue resulting therefrom;;  the timing and results of the development project with AMAG Pharmaceuticals for an auto injector for Makena; the timing and results of research projects, clinical trials,  and product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking

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statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company's other periodic reports and filings with the Securities and Exchange Commission.  The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contacts:

Jack Howarth

Vice President, Corporate Affairs

609-359-3016

jhowarth@antarespharma.com

TABLES FOLLOW

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ANTARES PHARMA, INC.

Table 1 – CONSOLIDATED REVENUE DETAILS

(amounts in thousands, except for percentages)

(unaudited)

	Three Months Ended June 30,		Increase	Six Months Ended June 30,		Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
OTREXUP™	$3,810	$3,346	14%	$7,120	$6,350	12%
Auto injector and pen injector devices	3,914	1,769	121%	9,892	1,967	403%
Needle-free injector devices and components	966	725	33%	2,519	2,146	17%
Total product sales	8,690	5,840	49%	19,531	10,463	87%
Development revenue	3,267	3,027	8%	4,366	5,416	(19%)
Licensing revenue (1)	39	5,186	(99%)	89	6,069	(99%)
Royalties	232	367	(37%)	561	820	(32%)
Total revenue	$12,228	$14,420	(15%)	$24,547	$22,768	8%

(1)

Licensing revenue for the three and six month periods ended June 30, 2015 included $5.1 million for payments previously received and deferred under a promotion and marketing agreement with LEO Pharma A/S, which were recognized in revenue upon termination of the agreement in June 2015, while no revenues related to LEO were recognized in the three and six month periods ended June 30, 2016.

ANTARES PHARMA, INC.

Table 2 – CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands except per share amounts)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue:
Product sales	$8,690	$5,840	$19,531	$10,463
Development revenue	3,267	3,027	4,366	5,416
Licensing revenue	39	5,186	89	6,069
Royalties	232	367	561	820
Total revenue	12,228	14,420	24,547	22,768
Cost of revenue	7,318	4,708	14,094	8,382
Gross profit	4,910	9,712	10,453	14,386
Research and development	3,948	4,569	9,596	8,947
Selling, general and administrative	7,014	6,605	14,618	13,642
Total operating expenses	10,962	11,174	24,214	22,589
Operating loss	(6,052)	(1,462)	(13,761)	(8,203)
Other income (expense)	(9)	(45)	43	(91)
Net loss	$(6,061)	$(1,507)	$(13,718)	$(8,294)
Basic and diluted net loss per common share	$(0.04)	$(0.01)	$(0.09)	$(0.06)
Basic and diluted weighted average common shares outstanding	154,936	144,650	154,897	138,233

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ANTARES PHARMA, INC.

Table 3 – CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Cash and investments	$36,564	$47,911
Accounts receivable	10,295	7,952
Inventories	7,459	5,724
Equipment, molds, furniture and fixtures, net	17,356	14,793
Patent rights, net	2,225	2,435
Goodwill	1,095	1,095
Other assets	5,012	4,652
Total Assets	$80,006	$84,562

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$17,783	$11,675
Deferred revenue	7,695	5,844
Stockholders’ equity	54,528	67,043
Total Liabilities and Stockholders’ Equity	$80,006	$84,562

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